Exhibit 1.1
Liberty Lane Acquisition Corp.
Units
—
Underwriting Agreement
[  ], 2008
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Liberty Lane Acquisition Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 35,000,000 units of the Company (the “Firm Units”), with each unit consisting of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and one half of one warrant to purchase Common Stock (collectively, the “Warrants”). The Company also proposes to sell, at the election of the Underwriter, up to 5,250,000 additional units (the “Optional Units”) of the Company (the Firm Units and the Optional Units that the Underwriter elects to purchase pursuant to Section 2 hereof being collectively called the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon the exercise of the Warrants are herein collectively referred to as the “Securities”). The terms of the Warrants are provided for in the form of a Warrant Agreement (as defined herein).
     On March 14, 2008, pursuant to the Initial Securities Subscription Agreement between the Company and Liberty Lane Funding LLC (the “Sponsor”), substantially in the form of Exhibit 10.6 to the Registration Statement (as defined herein) (the “Initial Securities Subscription Agreement”), the Company sold in a private placement to the Sponsor, 3,264,000 shares of Common Stock (the “Initial Shares”), 426,000 of which Initial Shares are subject to forfeiture if the Underwriter does not exercise its option to purchase Optional Units in full, and 8,703,000 warrants to purchase Common Stock (the “Initial Warrants”), 1,135,000 of which Initial Warrants are subject to forfeiture if the Underwriter does not exercise its option to purchase Optional Units in full. On March 14, 2008, pursuant to the Warrant Subscription Agreement between the Company and the

Sponsor, substantially in the form of Exhibit 10.7 to the Registration Statement (the “Warrant Subscription Agreement”), the Company agreed to sell in a private placement to the Sponsor, and the Sponsor agreed to purchase, 3,500,000 warrants to purchase Common Stock (or 4,025,000 warrants to purchase Common Stock, if the Underwriter exercises its option to purchase Optional Units in full) (the “Insider Warrants”) immediately prior to the applicable Time of Delivery (as defined herein).
     The Company has entered into a warrant agreement, dated as of the date hereof, with respect to the Warrants, the Initial Warrants and the Insider Warrants, with American Stock Transfer & Trust Company, substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”).
     The Company has entered into an investment management trust agreement, dated the date hereof, with American Stock Transfer & Trust Company with respect to certain proceeds of the offering and the sale of the Insider Warrants, substantially in the form of Exhibit 10.2 to the Registration Statement (the “Trust Agreement”).
     The Company has entered into a letter agreement, dated the date hereof, with Liberty Lane Partners LLC (“Liberty Lane Partners”), pursuant to which Liberty Lane Partners will make available to the Company certain administrative services, as the Company may require from time to time, for an amount not to exceed $10,000 per month, substantially in the form of Exhibit 10.3 to the Registration Statement (the “Services Agreement”).
     The Company has entered into a registration rights agreement, dated the date hereof, pursuant to which the Company will grant certain registration rights to the Company’s stockholders listed in Schedule I hereto (the “Initial Stockholders”) and their permitted transferees in respect of the Initial Shares, Initial Warrants and Insider Warrants, all shares of Common Stock underlying the Initial Warrants and Insider Warrants, any units of the Company, shares of Common Stock and warrants of the Company acquired by them after the date hereof, all shares of Common Stock and warrants of the Company underlying such subsequently acquired units and all shares of Common Stock underlying such subsequently acquired warrants and underlying warrants substantially in the form of Exhibit 10.5 to the Registration Statement (the “Registration Rights Agreement”).
     Each of the Initial Stockholders, Liberty Lane Partners, Mr. Bruce L. Koepfgen, Mr. Paul M. Montrone, Mr. Paul M. Meister and Mr. Kevin P. Clark (together, Messrs. Montrone, Meister and Clark are referred to as the “Non-Independent Directors and Officers”) has entered into a letter agreement, dated no later than the date hereof (the “Insider Letters”), substantially in the form of Exhibit 10.1 to the Registration Statement in the case of the Sponsor, Exhibit 10.8 to the Registration Statement in the case of Liberty Lane Partners, Exhibit 10.10 to the Registration Statement in the case of Mr. W. Clayton Stephens, Exhibit 10.11 to the Registration Statement in the case of Mr. Simon B. Rich, Exhibit

10.12 to the Registration Statement in the case of Mr. Koepfgen (together, Messrs. Stephens, Rich and Koepfgen are referred to as the “Independent Directors”), Exhibit 10.13 to the Registration Statement in the case of Koepfgen Investments LLC (“Koepfgen Investments”), Exhibit 10.14 to the Registration Statement in the case of Mr. Montrone, Exhibit 10.15 to the Registration Statement in the case of Mr. Meister and Exhibit 10.16 to the Registration Statement in the case of Mr. Clark, pursuant to which each of the Initial Stockholders, Liberty Lane Partners, Mr. Koepfgen and the Non-Independent Directors and Officers agrees to certain matters including, but not limited to, certain matters described as being agreed to by them under the “Proposed Business” and “Management” sections of the Registration Statement, the Pricing Prospectus and the Prospectus (each as defined herein).
     The Initial Securities Subscription Agreement, Warrant Subscription Agreement, Warrant Agreement, Trust Agreement, Services Agreement, Registration Rights Agreement and Insider Letters, together with this Agreement, are collectively referred to herein as the “Transaction Agreements”.
     1. The Company represents and warrants to, and agrees with, the Underwriter that:
     (a) A registration statement on Form S-1 (File No. 333-149886) (the “Initial Registration Statement”) in respect of the Units and the shares of Common Stock and Warrants included in the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units dated [DATE], 2008 is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);
     The Company has filed with the Commission a Form 8-A (File Number 001-[  ]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units and the shares of Common Stock and Warrants included in the Units. The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on The NASDAQ Capital Market (the “Exchange”), and the Company knows of no reason or set of facts which is likely to adversely affect such approval. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission.
     (b) Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is ___:___[ am/pm] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
     (d) As of the effective date the Registration Statement conforms, and as of the applicable filing date the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
     (e) The Company has not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;
     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to (i) own its properties and conduct its business as described in the Pricing Prospectus and Prospectus and (ii) enter into this Agreement and the other Transaction Agreements and to carry out the transactions contemplated herein and therein. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to either (i) prevent the consummation of the transactions contemplated hereby whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus or (ii) result, individually or in the aggregate, in a Material Adverse Effect. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity and has no subsidiaries. There are no necessary authorizations, approvals, orders, licenses, certificates or permits of or from any governmental regulatory officials or bodies that the Company needs as of the date hereof to conduct its proposed business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the lack of which would result in a Material Adverse Effect;

     (g) All issued and outstanding securities of the Company (including the Initial Shares, Initial Warrants and, when issued, the Insider Warrants) have been, or will be, duly and validly authorized and issued and all of the Company’s outstanding Common Stock is fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Initial Warrants do and, when issued, the Insider Warrants will, constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefore in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Initial Warrants are and, when issued, the Insider Warrants will be enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common Stock issuable upon exercise of the Initial Warrants and Insider Warrants have been duly authorized and reserved for issuance and, when executed by the Company and countersigned and issued and delivered against payment therefor in accordance with the terms thereof and in accordance with the Warrant Agreement, the Initial Securities Subscription Agreement and the Warrant Subscription Agreement, will be validly issued, fully paid and non-assessable; such Common Stock is not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken. The offers and sales of the outstanding securities (including the Initial Shares, Initial Warrants and Insider Warrants) were at all relevant times either registered under the Act and the applicable state securities or blue sky laws or exempt from such registration requirements;
     (h) The shares of Common Stock included in the Units have been duly and validly authorized and, when executed by the Company and countersigned, and issued and delivered against payment for the Units as provided herein, will be duly and validly issued and fully paid and non-assessable; the holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Common Stock included in the Units (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;
     (i) The Warrants included in the Units have been duly authorized, and when executed, authenticated, issued and paid for in accordance with the terms hereof and of the Warrant Agreement, will be validly issued and will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
     (j) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities;
     (k) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance and, when executed by the Company and countersigned, and when issued, delivered and paid for in accordance with the terms thereof and in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;
     (l) The agreements and documents described in the Registration Statement, the Pricing Prospectus and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each written agreement or other instrument to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Pricing Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder;
     (m) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through the date hereof, except as disclosed as required in the Registration Statement;
     (n) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the rules and regulations of the Commission with the offer and sale of the Securities pursuant to the Registration Statement;
     (o) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register any securities of the Company under the Act or include any such securities in a registration statement to be filed by the Company or with similar rights;
     (p) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus under the caption “Capitalization”. All of the Securities conform in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus and the description thereof conforms in all material respects to the rights set forth in the instruments defining the Securities. The form of certificates for the Common Stock conforms in all material respects to the corporate law requirements of the State of Delaware and the requirements of the Exchange. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase or otherwise acquire any authorized, but unissued, shares of Common Stock of the Company or any security exercisable for or convertible or exchangeable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities, other than those described in the Registration Statement, the Pricing Prospectus and the Prospectus. The

Company has not granted any stock options, and does not have any stock option, stock bonus or other stock plans or arrangements;
     (q) The issue and sale of the Units and the compliance by the Company with this Agreement and the other Transaction Agreements and the consummation of the transactions herein and therein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) nor will such action result in any violation of (i) the provisions of the Certificate of Incorporation or By-laws of the Company or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property, except in the case of clauses (A) and (B)(ii) for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby (including the Company’s ability to consummate the offering); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by this Agreement or in the other Transaction Agreements, except such as have been obtained under the Act, such as may be required under federal and foreign securities laws, and such as may be required under the state securities or Blue Sky laws of any jurisdiction or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriter;
     (r) The Company is not, nor with the giving of notice or lapse or time or both, will be, in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;
     (s) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Securities, the Initial Warrants, the Initial Shares and the Insider Warrants, and under the captions “Proposed Business—Comparison to Offerings of Blank Check Companies” and “United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

     (t) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Sponsor or any of the Non-Independent Directors and Officers, or, to the best of the Company’s knowledge, any of the Independent Directors or Koepfgen Investments is a party or to which any of its property is subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (u) To the Company’s knowledge, all information contained in the questionnaires completed by each of the Initial Stockholders, where relevant, Mr. Koepfgen and the Non-Independent Directors and Officers and provided to the Underwriter as an exhibit to such Initial Stockholder’s Insider Letter is true and correct in all material respects and the Company has not become aware of any information that would cause any information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate or incorrect in any material respect;
     (v) The Company has not prepared or used any Issuer Free Writing Prospectus. The term “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433 under the Act;
     (w) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and not inconsistent with Section 5(a) below;
     (x) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, Pricing Prospectus, and Prospectus present fairly in all material respects the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Registration Statement, Pricing Prospectus and Prospectus present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, Pricing Prospectus and Prospectus. There are no

financial statements (historical or pro forma) that are required to be included in the Registration Statement, Pricing Prospectus or Prospectus that are not included as required;
     (y) The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder;
     (z) Rothstein, Kass & Company, P.C., who have audited certain financial statements of the Company included in the Pricing Prospectus and the Prospectus, is an independent registered public accountant as required by the Act and the rules and regulations of the Commission thereunder and the rules of the Public Company Accounting Oversight Board (the “PCAOB”). Rothstein, Kass & Company, P.C. has not, during the periods covered by the financial statements included in the Pricing Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;
     (aa) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans, Section 404 related to internal controls and Sections 302 and 906 related to certifications) and is taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company;
     (bb) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and has a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions will be executed in accordance with management’s general or specific authorizations; (ii) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (cc) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (dd) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no arrangements, agreements or understandings of the Company or the Sponsor, or, to the knowledge of the Company, any Independent Director or Koepfgen Investments that may affect the Underwriter’s compensation, and the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the effective date of the Registration Statement;
     (ee) Prior to the Company’s consummation of any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses as described in the Prospectus (a “Business Combination”), none of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as disclosed in the Pricing Prospectus and the Prospectus and except as may be paid in connection with the investigation or consummation of any Business Combination transaction whether or not consummated, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like;
     (ff) Except as disclosed in the FINRA questionnaires delivered to the Underwriter by the Company and its officers, directors and certain beneficial owners, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter promptly if it learns that any officer or director is or becomes an affiliate or associated person of a FINRA member participating in the offering of the Units;
     (gg) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement;
     (hh) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;
     (ii) The statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained all necessary consent to the use of such data from such third-party sources;
     (jj) No Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer that could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;
     (kk) Upon delivery and payment for the Firm Units at the First Time of Delivery (as defined herein), the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act;
     (ll) The Company does not have, and as of each Time of Delivery, will not have, any specific Business Combination under consideration and the Company has not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction;
     (mm) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, any of the Non-Independent Directors and Officers, agents or controlled affiliates of the Company or, to the best of the Company’s knowledge, any of the Independent Directors or Koepfgen Investments, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
     (nn) The operations of the Company are and have been conducted at all times in compliance with applicable requirements of the Foreign Corrupt Practices Act, as amended, and all applicable rules and regulations thereunder (collectively, the “FCPA Laws”), and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, any of the Non-Independent Directors and Officers, agents or controlled affiliates of the Company or, to the best of the Company’s knowledge, any of the Independent Directors or Koepfgen Investments, with respect to the FCPA Laws is pending or, to the Company’s knowledge, threatened;
     (oo) Neither the Company, the Sponsor, any of the Non-Independent Directors and Officers, agents or controlled affiliates of the Company nor, to the best of the Company’s knowledge, any of the Independent Directors or Koepfgen Investments, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (pp) The Company has fulfilled its obligations, if any, under Section 515 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”); the Company does not maintain or is not required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); and the Company has not incurred or could not reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA;
     (qq) There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required;
     (rr) The Company has not been required to date to file any foreign, federal, state or local tax returns and no tax or other assessment, fine or penalty has been or is due and payable by the Company;
     (ss) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged (as such business is described in the Registration Statement, the Pricing Prospectus and the Prospectus); all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors is in full force and effect; the Company will be in compliance with the terms of any such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto);
     (tt) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriter; and
     (uu) The Company has agreed with Liberty Lane Partners that Liberty Lane Partners will make available the services of Mr. Timothy J. Durkin, Mr. Matthew R. Friel, Mr. Joseph R. Massaro and Messrs. Meister and Clark, and such other of Liberty Lane Partners’ employees as agreed between the Company and Liberty Lane Partners from time to time; provided that Liberty Lane Partners shall have no liability to the Company for the acts and/or omissions of such employees while performing such services and Liberty Lane Partners shall not be regarded as having provided any service performed by such employees for the Company (including, but not limited to, the giving of investment advice).
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per Unit of $9.70 (including $0.30 per Unit to be held in the Trust Account (as defined below) as Deferred Discount (as defined below) to be paid to the Underwriter upon consummation of the Business Combination, reduced pro-ratably by the exercise of stockholder conversion rights as described in the Registration Statement), 35,000,000 Firm Units and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Units as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per Unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised.
     The Company hereby grants to the Underwriter the right to purchase at its election up to 5,250,000 Optional Units, at the purchase price per Unit set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Units, the Underwriter proposes to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Units to be purchased by the Underwriter, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on [ ], 2008 or such other time and date as the Underwriter and the Company may agree upon in writing. Payment for the Firm Units shall be made as follows: $337,450,000 of the proceeds received by the Company for the Firm Units shall be deposited in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of the Trust Agreement (including $10,500,000 which is to be held in the Trust Account as deferred discount to be paid to the Underwriter upon consummation of the Business Combination (the “Deferred Discount”), reduced pro-ratably by the exercise of stockholder conversion rights as described in the Registration Statement) and the remaining $2,050,000 of the proceeds (representing $1,050,000 of offering expenses and $1,000,000 of the proceeds not required to be held in the Trust Account) shall be paid to the order of the Company. The time and date of delivery and payment shall be, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwriter of its election to purchase such Optional Units, or such other time and date as the Underwriter and the Company may agree upon in writing. Payment for the Optional Units shall be $9.70 per Optional Unit sold, such amount to be deposited in the Trust Account pursuant to the Trust Agreement (including $0.30 per Optional Unit to be held in the Trust Account as Deferred Discount to be paid to the Underwriter upon consummation of the Business Combination, reduced pro-ratably by the exercise of stockholder conversion rights as described in the Registration Statement). The time and date for delivery of the Firm Units is herein called the “First Time of Delivery”, and the time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriter pursuant to Section 7(k) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY, 10006 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [3:00] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with the Underwriter:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of any proceedings to remove, suspend or terminate the Units, the Common Stock or the Warrants from listing or quotation on any securities exchange upon which they are listed for trading or included or designated for quotation, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; to use its best efforts to prevent the issuance of any such order and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) Neither the Company nor the Underwriter will make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule

405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act;
     (c) Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process or taxation in any jurisdiction;
     (d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as agreed to in writing by the Underwriter and the Company) and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (e) If the Pricing Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable judgment of the Underwriter, it becomes necessary to amend or supplement the Pricing Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the

Registration Statement then on file, or if it is necessary at any time to amend or supplement the Pricing Prospectus to comply with any law, the Company will promptly prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the Pricing Prospectus;
     (f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (g) During the period beginning from the date hereof and continuing to and including the date of the consummation of the Business Combination (the “Lock-Up Period”), except for the Securities and the Insider Warrants described in the Registration Statement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or issue any Units, shares of Common Stock, preferred stock or Warrants, or any options or other securities convertible into or exchangeable for Common Stock or preferred stock, in each case which would participate in any manner in liquidating distributions of the Trust Account or vote as a class with the Common Stock on the Business Combination (other than as contemplated by this Agreement with respect to the Units and other than with respect to securities to be issued upon, or in connection with, a Business Combination or which shall become effective upon or after a Business Combination), provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension; the Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
     (h) To the extent required by the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (i) During a period of five years from the effective date of the Registration Statement, or until such earlier date upon which the Company is required to be liquidated, or unless the Company decides to and goes private in compliance with applicable law after a Business Combination, the Company will use its commercially reasonable efforts to maintain the registration of the Securities under the provisions of the Exchange Act. During a period of five years from the effective date of the Registration Statement, or until such earlier date upon which the Company is required to be liquidated, or unless the Company decides to and goes private in compliance with applicable law after a Business Combination, the Company will not deregister the Units under the Exchange Act without the prior written consent of the Underwriter;
     (j) During a period of five years from the effective date of the Registration Statement, or until such earlier date upon which the Company is required to be liquidated, or unless the Company decides to and goes private in compliance with applicable law after a Business Combination, upon your request, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of any class of the Company’s securities, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request; provided, however, that the Company shall not be required to provide information the provision of which would violate Regulation FD under the Exchange Act. Any financial statements and reports filed on the Commission’s Edgar website will be considered furnished to the Underwriter for purposes of this section;
     (k) During a period of five years from the effective date of the Registration Statement, or until such earlier date upon which the Company is required to be liquidated, or unless the Company decides to and goes private in compliance with applicable law after a Business Combination, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Common Stock issuable upon exercise of the Warrants under the Act;
     (l) During a period of five years from the effective date of the Registration Statement, or until such earlier date upon which the Company is required to be liquidated, or unless the Company decides to and goes private in compliance with applicable law after a Business Combination, the Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants;
     (m) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds” and to file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act;
     (n) As soon as it is legally required to do so, to comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;
     (o) In the event any person or entity (regardless of any FINRA affiliation or association but excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated with or associated with FINRA and are not brokers or finders) is engaged, in writing, to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and the Underwriter prior to the consummation of the Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination;
     (p) The Company agrees to promptly advise FINRA if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities;
     (q) The Company will use its best efforts to effect and maintain the listing of the Securities on the Exchange until the earlier of (i) the date upon which the Company is required to be liquidated and (ii) such time as the Company consummates a Business Combination;
     (r) During a period of five years from the effective date of the Registration Statement, or until such earlier date upon which the Company is required to be liquidated, or unless the Company decides to and goes private in compliance with applicable law after a Business Combination, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report;

     (s) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (t) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;
     (u) The Company shall cause the proceeds of the offering to be held in the Trust Account to be invested in accordance with the terms of the Trust Agreement. Prior to a Business Combination, the Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Immediately following the consummation of a Business Combination, the Company will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities;
     (v) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company;
     (w) Except as disclosed in or contemplated by the Registration Statement and the Prospectus, the Company shall not consummate a Business Combination with an affiliate of either the Company or the Sponsor. Except as disclosed in or contemplated by the Registration Statement and the Prospectus, the Company shall not enter into any contracts or agreements with or pay any Initial Stockholder officer or director of the Company or any of their affiliates prior to, or for any services they render in order to arrange for or effectuate, the consummation of a Business Combination;
     (x) The Company will use its best efforts to maintain effective disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act);
     (y) The Company will use its best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (z) The Company shall, on the date hereof, instruct its independent public accountants to audit the financial statements of the Company as of the First Time of Delivery (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the offering. As soon as such Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which report shall contain such Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the purchase of all or any portion of the Optional Units, the Company shall promptly file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of additional Units and its receipt of the proceeds therefrom;
     (aa) The Company hereby agrees that until the consummation of a Business Combination, prior to commencing its due diligence investigation of any business or assets which the Company seeks to acquire (“Target Business”) or obtaining the services of any vendor, it will use its commercially reasonable efforts to attempt to cause the Target Business or the vendor to execute a waiver letter in the forms attached hereto as Exhibit A and Exhibit B, respectively. If a Target Business or vendor were to refuse to enter into such a waiver, the Company hereby agrees to examine the alternatives available to it if it chose not to engage such Target Business or vendor and evaluate if such engagement would be in the best interest of its stockholders if such Target Business or vendor refused to waive any right, title, interest or claim of any kind in or to any monies held in the Trust Account. It is understood that the Company may not be able to obtain such letters in some or all circumstances and that, nonetheless, the Company may still proceed with such due diligence investigations and enter into agreements with such parties or obtain such services, as applicable;
     (bb) Prior to the consummation of a Business Combination or the distribution of the amounts in the Trust Account, the Company will not (i) take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or By-laws or (ii) amend, modify, waive or support, directly or indirectly, or in any way endorse or recommend, that holders of shares of Common Stock approve an amendment or modification to the provisions of the Company’s Certificate of Incorporation relating to the consummation of a Business Combination or liquidation of the Company as contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, without the affirmative vote of all of the Company’s outstanding shares of common stock and the prior written consent of the Underwriter;
     (cc) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event the Company does not effect a Business Combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such letter of intent, agreement in principle or definitive agreement has not been terminated and such business combination has not been consummated) from the consummation of the offering, the Company will be liquidated as described in the Prospectus;
     (dd) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period;
     (ee) The Company agrees that the Business Combination must occur with business(es) with a collective fair market value equal to at least 80% of the balance in the Trust Account (excluding the amount held in the Trust Account representing the Deferred Discount) at the time of such Business Combination. The fair market value must be determined by the Board of Directors of the Company based upon standards the Board of Directors of the Company believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to determine independently that the transaction value is sufficient, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. In cases involving the acquisition of an affiliated entity as described in the Pricing Prospectus and the Prospectus, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA as to the fair market value of such affiliated entity;
     (ff) The Company shall deposit into the Trust Account the $3,500,000 in proceeds received by the Company as consideration for the sale of the Insider Warrants at or prior to the First Time of Delivery, and, if the Underwriter exercises its option to purchase Optional Units, the Company shall deposit into the Trust Account at or prior to the Second Time of Delivery an amount equal to $1.00 per additional Insider Warrant sold as a result of the Underwriter’s purchase of Optional Units in accordance with the Warrant Subscription Agreement;
     (gg) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants, Initial Warrants or the Insider Warrants outstanding from time to time; and
     (hh) The Company will not, and will not permit any affiliates that it controls, to pay or cause to be paid any consideration to or for the benefit of any public stockholder for the purpose of inducing such stockholder to vote for approval of a Business Combination (including payments of money, transfers of securities or purchases of securities) unless such consideration inures on an equal basis to the benefit of all stockholders who do not convert their shares in connection with the stockholder vote to approve the Business Combination (as described in the Registration Statement); provided, however, that the foregoing agreement will not prohibit purchases of the Company’s securities on the open market at prevailing prices at any time.
     6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under the securities or blue sky laws of any jurisdiction as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any “Blue Sky Survey” or “World Sky Survey” and any supplements or amendments thereto; (iv) all fees and expenses in connection with listing the Units on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Units; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar of the Units and Common Stock and the warrant agent of the Warrants; (viii) the filing fees of the Commission; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Underwriter will pay all of its own costs and expenses (other than those related to qualification under the state securities or blue sky laws of any jurisdiction as provided above and in Section 5(c) hereof and Section 6(v) above), including the fees of its counsel, stock transfer taxes on resale of any of the Units by it, and any advertising expenses connected with any offers it may make.
     7. The obligations of the Underwriter hereunder as to the Units to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to you (x) their written opinion as counsel for the Company (a form of such opinion is attached as Annex II(a)); (y) their written tax opinion as special tax counsel for the Company (a form of such opinion is attached as Annex II(b)), and (z) a negative assurance letter as counsel for the Company (a form of such letter is attached as Annex II(c)), each dated such Time of Delivery, in form and substance satisfactory to you;
     (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Rothstein, Kass & Company, P.C. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
     (e) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating, if any, accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating, if any, of any of the Company’s debt securities or preferred stock;
     (g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (h) The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;
     (i) The Company shall have delivered to the Underwriter executed copies of the Insider Letters;
     (j) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 7 and as to such other matters as you may reasonably request;
     (l) The Company shall have delivered to the Underwriter executed copies of the Transaction Agreements; and
     (m) The Company shall have deposited into the Trust Account the $3,500,000 in proceeds received by the Company as consideration for the sale of 3,500,000 Warrants for $1.00 per Warrant in a private placement of Insider Warrants at or prior to the First Time of Delivery, and, if the Underwriter exercises its option to purchase Optional Units, the Company shall have deposited into the Trust Account at or prior to the Second Time of Delivery an amount equal to $1.00 per additional Insider Warrant sold as a result of the Underwriter’s purchase of Optional Units in accordance with the Warrant Subscription Agreement.
     8. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.
     (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault, of the Company, on the one hand, and the Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the

Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
     9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.
     10. If for any reason, any Units are not delivered by or on behalf of the Company as provided herein, other than by the Underwriter’s failure to comply with its obligations pursuant to Sections 2 and 4(a) hereof, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 6 and 8 hereof.
     11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at Goldman, Sachs & Co., 85 Broad Street, 23rd Floor, New York, New York 10004, Attention: Registration Department (facsimile number: (212) 902 3000); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary (facsimile number: (212) 902 3000); provided, however, that notices under subsection 5(g) shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.
     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     13. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     14. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     15. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.
     16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     17. The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     19. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply)

to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours, Liberty Lane Acquisition Corp.

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

SCHEDULE I
Initial Stockholders
1.	Liberty Lane Funding LLC

2.	Koepfgen Investments LLC

3.	W. Clayton Stephens

4.	Simon B. Rich

S-1

EXHIBIT A
Liberty Lane Acquisition Corp.
Ladies and Gentlemen:
     Reference is made to the final prospectus of Liberty Lane Acquisition Corp. (the “Company”), dated [                      ], 2008 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.
     We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of $340,950,000 for the benefit of the public stockholders and that the Company may disburse monies from the Trust Account only in certain circumstances including: (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination.
     For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

Ex A-1

EXHIBIT B
Liberty Lane Acquisition Corp.
Ladies and Gentlemen:
     Reference is made to the final prospectus of Liberty Lane Acquisition Corp. (the “Company”), dated [        ], 2008 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.
     We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of $340,950,000 for the benefit of the public stockholders and that the Company may disburse monies from the Trust Account only in certain circumstances including: (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company; or (ii) to the Company after it consummates an initial Business Combination.
     For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor or Service Provider

Authorized Signature of Vendor or Service Provider

Ex B-1

ANNEX I
FORM OF ANNEX I DESCRIPTION OF COMFORT LETTER
FOR REGISTRATION STATEMENTS ON FORM S-1 FOR ISSUERS
THAT ARE NOT PERMITTED TO INCORPORATE BY REFERENCE

A-I

ANNEX I(a)

A-I(a)

ANNEX I(b)

A-I(b)

ANNEX II(a)
Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

A-II(a)

ANNEX II(b)
Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

A-II(b)

ANNEX II(c)
Form of Negative Assurance Letter of
Skadden, Arps, Slate, Meagher & Flom LLP

A-II(c)